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                                 EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                          FINANCIAL INTRANET, INC.,
                             a Nevada Corporation


         Michael Sheppard and Maura Marx certify that:

     1.  They  are  the  duly  elected  and  acting   President  and  Secretary,
respectively, of the corporation named above.

     2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                      I

                                    The name of the corporation shall be
                           Financial Intranet, Inc. and shall be governed by Chapter 78 of the Nevada Revised Statute.


                                      II

                                    The resident agent is the Business Resource
                           Center, 4020 W. Schiff, Las Vegas, Nevada 89103.

                                     III

                                    The nature of the business of the proposed
                           corporation will be to engage in lawful activity, permitted by the laws of the State of Nevada, and desirable to support the continued existence of the corporation.

                                      IV

     On the amendment of this Article IV to read as hereinafter set forth and the restating of the Articles of Incorporation, the total authorized capital stock of the corporation will be Fifty thousand dollars ($50,000.00). This will consist of fifty million (50,000,000) shares of $.001 par value

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common stock. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

                                      V

     The governing board of this corporation shall be known as directors, and shall be styled directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than one (1) director. The name and address of the first director is as follows:

                    Alexis B. Williams:  3072 Zane Circle
                                         Las Vegas, Nevada 89121

                                      VI

                                    The name and address of the original
                           incorporator is:

                    Alexis B. Williams:  3072 Zane Circle
                                         Las Vegas, Nevada 89121

                                     VII

                                    The corporation shall have perpetual
                           existence according to NRS 78.035.

                                    The undersigned, in pursuance of the general
                           corporation law of the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts


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                           hereinabove stated are true, and accordingly has
                           hereunto set his hand this 22nd day of December.

                                            _/s/ Michael Sheppard
                                                 Michael Sheppard

     3. The foregoing amendment of Article IV and this certificate have been approved by the Board of Directors of the corporation.

     4. The foregoing amendment of Article IV and the Restated Articles of Incorporation was approved by the required vote of the shareholders of the corporation in accordance with the Nevada Business Corporation Act; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 20,534,381 common shares; and the number of shares of voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of Nevada that the matter set forth in this certificate are true and correct of our knowledge.

Dated:   December 22, 1998
                                                   /s/ Michael Sheppard
                                                   Michael Sheppard
                                                   President

                                                   /s/ Maura Marx
                                                   Maura Marx
                                                   Secretary

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF WESTCHESTER               )

     On this ____ day of December, 1998 personally appeared before me, a Notary Public in and for said County and State, Michael Sheppard and Maura Marx, each acknowledged that they executed the above instrument freely and voluntarily for the uses and purposes therein mentioned.

SUBSCRIBED and SWORN to before me
this _____ day of December, 1998.

__________________________________
NOTARY PUBLIC, in and for said
County and State


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